UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 12, 2009

MERITAGE HOMES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17851 N. 85th Street, Suite 300, Scottsdale, Arizona		85255
(Address of Principal Executive Offices)		(Zip Code)

(480) 515-8100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02                                         DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

On August 12, 2009, the Board of Directors of Meritage Homes Corporation elected Dana Bradford a Director.  Mr. Bradford was appointed to serve on the audit, executive compensation and nominating/governance committees of the Board of Directors.  The press release announcing Mr. Bradford’s election to the Board of Directors is attached as Exhibit 99 and the information in the release is incorporated herein by reference.  The information in this report, including Exhibit 99, shall be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and shall be incorporated by reference into any filing under the Securities Act of 1933, as amended.

Additionally on August 12, 2009, the Board of Directors appointed existing Director Richard T. Burke Sr. to be a member of the executive compensation and nominating/governance committees of the Board of Directors and existing Director Gerald W. Haddock to be a member of the audit committee of the Board of Directors.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

(d)       Exhibits

99.1     Press Release dated August 14, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 14, 2009

MERITAGE HOMES CORPORATION

/s/	Larry W. Seay
By:	Larry W. Seay
Executive Vice President, Chief Financial Officer and Chief Accounting Officer